EXHIBIT 99.2

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31,

(in millions)

Col. A	Col. B	Col. C			Col. D		Col. E
		Additions

Description	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts		Deductions		Balance at end of period
Allowance for doubtful accounts:

2005	$81	$12	$(2	)(A)	$16	(B)	$75

2004	$96	$12	$(0	)(A)	$27	(B)	$81

2003	$109	$9	$3	(A)	$25	(B)	$96

Income tax valuation allowance:

2005	$120	$(3)	$20	(A)	$10	(C)	$127

2004	$147	$0	$(1	)(A)	$26	(C)	$120

2003	$171	$1	$15	(A)	$40	(C)	$147

Notes:	(A	)	Collections on accounts previously written off, acquisition/divestiture of subsidiaries and foreign currency translation adjustments.
	(B	)	Uncollectible accounts written off.
	(C	)	Related primarily to utilization of tax loss carryforwards.

The financial information of all prior periods has been reclassified to reflect discontinued operations and assets held for sale.